EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors theglobe.com, inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of theglobe.com, inc. of our report, dated February 20, 2004 (except for
Note 14, as to which the date is March 24, 2004), with respect to the consolidated financial statements of theglobe.com, inc. and subsidiaries included in the 2003 Annual Report on Form 10-KSB, filed on March 30, 2004, as amended by Form 10-KSB/A, filed on April 29, 2004 with the Securities and Exchange Commission. We also consent to the reference to us under the heading "experts" in such Registration Statement.


                                        Rachlin Cohen & Holtz LLP


                                        By: /s/ Rachlin Cohen & Holtz LLP
                                            ------------------------------------
                                            Fort Lauderdale, Florida

January 3, 2005